UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Arrangement Agreement

On March 18, 2024, Fusion Pharmaceuticals Inc., a corporation formed under the Canada Business Corporations Act (the “CBCA”) (“Fusion”), AstraZeneca AB, a public company with limited liability (Aktiebolag) incorporated under the laws of Sweden (“Parent”) and 15863210 Canada Inc., a corporation formed under the CBCA (“Purchaser”), entered into a definitive arrangement agreement (the “Arrangement Agreement”), under which Purchaser will acquire all of the issued and outstanding common shares (collectively, the “Shares”) of Fusion on the terms and subject to the conditions set forth therein. The acquisition of the Shares will be completed by way of a statutory plan of arrangement under the CBCA (the “Arrangement”).

Following the effective time of the Arrangement (the “Effective Time”) and the completion of the steps noted below, each Share outstanding immediately prior to the Effective Time (other than Shares held by a registered holder of Shares who has validly exercised such holder’s dissent rights) will be deemed to be assigned and transferred by the holder thereof to Purchaser in exchange for (i) US$21.00 in cash (the “Cash Consideration”) plus (ii) one contingent value right (each, a “CVR”) representing the contingent right to receive a cash payment equal to US$3.00 (the “Milestone Payment”) pursuant and subject to the Arrangement Agreement and the Contingent Value Rights Agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time by and among Parent, Purchaser and Rights Agent (as defined therein) ((i) and (ii) collectively, the “Consideration”).

Immediately following the Effective Time, a number of steps of the Arrangement will occur, including the following:

•

(i) each warrant to purchase or acquire Shares issued by Fusion (a “Warrant”) outstanding immediately prior to the Effective Time, will be assigned and transferred by the holder thereof to Fusion and thereafter cancelled in consideration for (A) a cash payment by or on behalf of Fusion equal to the number of Shares into which such Warrant is then exercisable multiplied by the amount, if any, by which the Cash Consideration exceeds the exercise price per Share of such Warrant, and (B) one CVR with respect to each Share into which such Warrant is then exercisable, in each case subject to applicable tax withholdings and other source deductions;

•

(ii) each option to purchase Shares (an “Option”) with an exercise price per Share that is less than the Cash Consideration and outstanding immediately prior to the Effective Time, whether vested or unvested, will be assigned, transferred and surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for (A) a cash payment by or on behalf of Fusion equal to the number of Shares into which such Option is then exercisable multiplied by the amount, if any, by which the Cash Consideration exceeds the exercise price per Share of such Option and (B) one CVR with respect to each Share into which such Option is then exercisable, in each case subject to applicable tax withholdings and other source deductions;

•

(iii) each Option with an exercise price per Share that is greater than or equal to the Cash Consideration and less than the Cash Consideration plus the Milestone Payment (an “Underwater Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for one CVR with respect to each Share then subject to such Underwater Option, in each case subject to applicable tax withholdings and other source deductions; provided that, each CVR issued to a holder in respect of an Underwater Option shall only entitle such holder to an amount in cash equal to the amount by which the Cash Consideration plus the Milestone Payment exceeds the exercise price per Share of such Underwater Option, if payable and as otherwise determined in accordance with the CVR Agreement;

•

(iv) each Option with an exercise price per Share that is greater than or equal to the Cash Consideration plus the Milestone Payment shall be cancelled at the Effective Time without any consideration payable therefor;

•

(v) each restricted stock unit issued by Fusion (a “Restricted Stock Unit”) held by a Canadian Incentive Holder (as defined in the plan of arrangement relating to the Arrangement ) and outstanding immediately prior to the Effective Time, whether vested or unvested, will be assigned, transferred and surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for one Share for each Share underlying such Restricted Stock Unit, subject to applicable tax withholdings and other source deductions ,and each such Share shall be subject to the same treatment as other Shares outstanding immediately prior to the Effective Time as described above; and

•

(vi) each Restricted Stock Unit held by a Non-Canadian Incentive Holder (as defined in the plan of arrangement relating to the Arrangement) and outstanding immediately prior to the Effective Time, whether vested or unvested, will be surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for (x) a cash payment by or on behalf of Fusion equal to the number of Shares underlying such Restricted Stock Unit multiplied by the Cash Consideration and (y) one CVR in respect of each Share underlying such Restricted Stock Unit, in each case subject to applicable tax withholdings and other source deductions.

Conditions to the Arrangement

Completion of the Arrangement is subject to a number of conditions, including: (i) the approval of 66 2⁄3% of the votes cast by Fusion’s shareholders (the “Shareholders”) and a simple majority of the votes cast by Shareholders (excluding certain Shareholders required to be excluded in accordance with Multi-lateral Instrument 61-101 of the Canadian Securities Administrators) (the “Required Shareholder Approval”), at a special meeting of Shareholders (the “Meeting”) (ii) approval of the Ontario Superior Court of Justice (Commercial List); (iii) the accuracy of the representations and warranties contained in the Arrangement Agreement, subject to specified thresholds and exceptions; (iv) compliance in all material respects with the covenants contained in the Arrangement Agreement; (v) the absence of a Material Adverse Effect (as defined in the Arrangement Agreement) with respect to Fusion; and (vi) satisfaction of regulatory conditions, including receipt of approval or expiration of the applicable waiting period, under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada), each as amended.

Certain Other Terms of the Arrangement Agreement

The Arrangement Agreement includes customary representations, warranties and covenants of Fusion, Parent and Purchaser, including, among others, covenants relating to the conduct of the business of Fusion during the interim period between execution of the Arrangement Agreement and the Effective Time.

The Arrangement Agreement also provides customary restrictions on Fusion’s ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding such proposals. Notwithstanding these restrictions, Fusion may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited acquisition proposal that constitutes or would reasonably be expected to constitute or lead to a Superior Proposal (as defined in the Arrangement Agreement).

The parties may terminate the Arrangement Agreement in certain circumstances, including: (i) by mutual written agreement; (ii) by either Fusion or Parent if the Required Shareholder Approval is not obtained; (iii) by either Fusion or the Parent if any law is enacted, enforced or amended or any injunction or order is issued that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins Fusion, Parent or Purchaser from consummating the Arrangement and such law, injunction or order has become final and non-appealable; (iv) by either Fusion or Parent if the Effective Time does not occur on or prior to September 18, 2024 (which date will be automatically extended up to two times for three months each in the event certain conditions are not satisfied), and as may be otherwise amended pursuant to the Arrangement Agreement) (the “Outside Date”); (v) by the non-breaching party if either Fusion, Parent or Purchaser breaches its respective representations, warranties or covenants in the Arrangement Agreement and such breach is not cured withing 20 business days or cannot be cured; (vi) by Fusion, prior to obtaining the Required Shareholder Approval, if the Board of Directors of Fusion (the “Board”) authorizes Fusion to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with specified process and notice requirements; (vii) by Fusion if the closing conditions have been satisfied and Parent fails to comply with its obligations to fund the payment of the aggregate Consideration payable to Shareholders; (viii) by Parent if, prior to obtaining the Required Shareholder Approval, the Board has changed its recommendation in favor of the Arrangement or fails to reconfirm its recommendation under certain circumstances; or (ix) by Parent if a Material Adverse Effect with respect to Fusion has occurred and is continuing and is incapable of being cured on or prior to the Outside Date. The Arrangement Agreement provides for the payment by Fusion to Parent of a termination fee of $71,680,000 if the Arrangement Agreement is terminated in certain circumstances, including termination by

Fusion to accept and enter into a definitive agreement with respect to a Superior Proposal. The Arrangement Agreement also provides for the payment by Parent to Fusion of a termination fee of $102,400,000 if the Arrangement Agreement is terminated by either party if the Effective Time does not occur on or prior to the Outside Date and all closing conditions other than required antitrust approvals are otherwise satisfied (or will be satisfied at the Effective Time) or if there is a legal restraint prohibiting the consummation of the Arrangement relating to the required antitrust approvals (in each case other than the Investment Canada Act).

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, which is included as Exhibit 2.1 to this report and which is incorporated herein by reference.

The Arrangement Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Fusion, Parent, Purchaser or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, and unless required by applicable law, Fusion does not undertake any obligation to update such information.

Contingent Value Rights Agreement

At or prior to the Effective Time, Parent, Purchaser and Rights Agent (as defined in the CVR Agreement) will enter into the CVR Agreement governing the terms of the CVRs to be received by Shareholders and holders of certain Options, Restricted Stock Units and Warrants. The CVRs represent the right to receive the Milestone Payment (as defined in the CVR Agreement) upon the acceptance by the U.S. Food and Drug Administration (“FDA”) of Fusion’s first submission by the Selling Entities of a New Drug Application or a Biologics License Application (together, an “NDA”) to the FDA, and confirmation of acceptance by the FDA of such NDA, for any product that contains the product candidate referred to by Fusion as “FPI-2265” (Ac225-PSMA I&T) (the “Product”), which, if approved, would grant the Selling Entities the right to market, distribute and sell the Product for the treatment of metastatic castration resistance prostate cancer in the United States (the “Milestone”) is achieved by August 31, 2029 .“Selling Entities” means Parent, any of its permitted assignees, certain of its or their affiliates or licensees or any transferee, successor or assignee of the rights of any of the foregoing to file an NDA for the Product. The right to the contingent consideration as evidenced by the CVR Agreement is a contractual right only. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, the Purchaser or Fusion.

There can be no assurance whether or when the Milestone will be achieved and that the resulting Milestone Payment will be required of Parent or Purchaser.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of CVR Agreement, which is provided as Exhibit A of the Arrangement Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Voting and Support Agreements

In connection with the execution of the Arrangement Agreement, certain Shareholders, directors and executive officers of Fusion (collectively, the “Supporting Shareholders”) holding in the aggregate approximately 31% of the outstanding Shares entered into voting and support agreements (the “Voting and Support Agreements”). Pursuant to the Voting and Support Agreements, the Supporting Shareholders have agreed, among other things, to (i) vote in favor of the Arrangement Agreement, the Arrangement, and the other transactions contemplated thereby at the Meeting, (ii) against any alternative acquisition proposal or other action that would delay the completion of the Arrangement and (iii) not to transfer their Shares, subject to certain exceptions. The Voting and Support Agreements will terminate in certain circumstances, including upon the termination of the Arrangement Agreement in accordance with its terms. The foregoing description of the Voting and Support Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the form of the Voting and Support Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Retention Agreements with Parent

In connection with the execution of the Arrangement Agreement, Parent entered into retention agreements with each of John F. Valliant and Eric Burak, setting forth the terms and conditions of their respective continued employment with Parent from and after, and conditioned upon, the consummation of the Arrangement.

Item 5.02. Compensatory Arrangements of Certain Officers.

On March 18, 2024, Fusion also entered into an amendment (the “Burak Amendment”) to the Employment Agreement with Eric Burak, dated December 18, 2023 (the “Burak Employment Agreement”), in order to correct a scrivener’s error. The Burak Amendment provides that upon a termination by Fusion without Cause during a “Change in Control Period” (each as defined in the Burak Employment Agreement), Mr. Burak would be entitled to receive a full target bonus without proration.

The foregoing description of the Burak Amendment is qualified in its entirety by the full text of the Burak Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2024, the Board adopted an amendment (the “Bylaw Amendment”) to Fusion’s bylaws (as may be amended from time to time, the “Bylaws”). The Bylaw Amendment amended and restated Section 10.8 of the Bylaws to specify that, unless Fusion consents in writing to the selection of an alternative forum, (i) the sole and exclusive forum for certain legal actions involving Fusion will be the courts of the Province of Ontario and (ii) the sole and exclusive forum for certain legal actions filed in the United States asserting a cause of action arising under the Securities Act of 1933, as amended will be United States District Court for the District of Delaware.

Pursuant to the Canada Business Corporations Act, the Bylaw Amendment became effective immediately upon the adoption by the Board; provided that the Bylaw Amendment will be submitted to the Shareholders for approval at the next meeting of the Shareholders, and if the Shareholders reject the Bylaw Amendment at such meeting, the Bylaw Amendment shall cease to be effective upon the conclusion of such meeting.

The foregoing description of the Bylaw Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 19, 2023, Fusion issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

On March 19, 2023, Fusion distributed a letter (the “Employee Letter”) to Fusion employees regarding the Arrangement. A copy of the Employee Letter is furnished with this Current Report on Form 8-K as Exhibit 99.3.

The information contained in this Item 7.01 and in Exhibits 99.2 and 99.3 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1*	Arrangement Agreement dated as of March 18, 2024, among Fusion Pharmaceuticals Inc., AstraZeneca AB and 15863210 Canada Inc.

3.1	Amendment No. 1 to the General By-laws of Fusion Pharmaceuticals Inc.

10.1	Amendment to the Employment Agreement, by and between Fusion Pharmaceuticals Inc. and Eric Burak, dated as of March 18, 2024

99.1	Form of Voting and Support Agreement by and between AstraZeneca AB and the signatories thereto, each dated as of March 18, 2024

99.2	Press Release dated March 19, 2024

99.3	Letter to Fusion Pharmaceuticals Inc. Employees

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and certain portions of this Exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K. Fusion hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Fusion may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this report contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”). Certain statements in this report may constitute forward-looking statements, which reflect the expectations of Fusion’s management regarding the business prospects and opportunities of Fusion and the Arrangement. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. More particularly and without limitation, this report contains forward-looking statements and information regarding whether the Arrangement will be completed, whether the CVR Agreement will be entered into, the anticipated benefits of the Arrangement for Fusion and its Shareholders, whether approval will be received under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada), each as amended, and whether the Milestone under the CVR Agreement will be achieved.

Fusion’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors including but not limited to risks related to the satisfaction or waiver of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory, court and Fusion’s shareholder approvals) in the anticipated timeframe or at all, including the possibility that the Arrangement does not close; the response of business partners and competitors to the announcement of the Arrangement, and/or potential difficulties in employee retention as a result of the announcement and pendency of the Arrangement; significant transaction costs; the failure to realize the expected benefits of the Arrangement; risks associated with the disruption of management’s attention from ongoing business operations due to the Arrangement; and unknown liabilities and the risk of litigation and/or regulatory actions related to the Arrangement. Please also refer to the factors discussed under “Risk Factors” and “Special Note Regarding Forward-looking Information” in Fusion’s Annual Report on Form 10-K for the year ended December 31, 2022, with the U.S. Securities Exchange Commission (“SEC”), each as updated by Fusion’s continuous disclosure filings, which are available at www.sec.gov and at www.sedarplus.com.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. All forward-looking statements herein are qualified in their entirety by its cautionary statement and are made as of the date of this document. Fusion disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Additional Information about the Arrangement and Where to Find It

This current report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction, nor shall there by any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication has been prepared in respect of the transaction involving Fusion, Parent and Purchaser pursuant to the terms of the Arrangement Agreement, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Fusion will file a management information circular and proxy statement on Schedule 14A relating to a special meeting of the shareholders with the SEC and Canadian Securities Administrators (“CSA”). Additionally, Fusion will file other relevant materials in connection with the transaction with the SEC and the CSA. Shareholders are urged to read the management information circular and proxy statement and/or consent solicitation documents regarding the transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the transaction because they will contain important information about the transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to holders of Fusion’s shares. Shareholders will be able to obtain a copy of the management information circular and proxy statement, as well as other filings containing information about the transaction and the parties to the Arrangement Agreement made by Fusion with the SEC and CSA free of charge on EDGAR at www.sec.gov, on SEDAR+ at www.sedarplus.com, or on Fusion’s website at www.fusionpharma.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this document. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Fusion and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Fusion in respect of the transaction and the Bylaw Amendment. Information about Fusion’s directors and executive officers is set forth in the proxy statement and management information circular for Fusion’s Annual General Meeting of Shareholders, which was filed with the SEC and CSA on April 27, 2023. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the Arrangement when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: March 19, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer